COLLATERAL PLEDGE AGREEMENT

      AGREEMENT, dated as of February 4, 1997, among NET TELECOMMUNICATIONS, INC., a Nevada corporation, having an address at 101 Convention Center Drive, Las Vegas, Nevada ("Debtor"), BENTLEY KING ASSOCIATES, INC., a Delaware corporation, having and address at 1601 E. Flamingo Road, Las Vegas, Nevada ("Secured Party") and CHARLES J. SPINELLI, ESQ., having an address at 120 Wall Street, 28th Floor, New York, New York ("Escrow Age ~t")(hereinafter "Pledge Agreement")

                                WITNESSETH:

      WHEREAS, concurrently herewith Secured Party is lending to Debtor the sum of $300,000.00, as evidenced by a promissory note and loan agreement and related documents dated as of February 4, 1997 herewith (the "Note" and Loan Agreement"); and

      WHEREAS, in order to induce Secured Party to make said loan, Debtor has agreed to pledge to Secured Party certain property as security for the loan;

      NOW THEREFORE, in consideration of Ten Dollars, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Debt. Debtor is indebted to the Secured Party in accordance with a Note dated as of February 4, 1997, in the amount of Three Hundred Thousand Dollars ($300,000.00)

      2. Description of Collateral. Simultaneously with the execution of the Note, this Pledge Agreement and related documents, the Debtor shall deliver all issued and outstanding shares of NTI Telecom, Inc., consisting of 2500 shares of common stock, certificate number 001, dated January 27, 1997, together with a blank stock power duly endorsed (the "Pledged Property").

      3. Appointment of Escrow Agent. The Debtor and the Secured Party do hereby appoint the Escrow Agent to accept possession of the Pledged Property and to hold it for the purposes and under the terms and conditions set forth herein

      4. Acceptance by Escrow Agent. The Escrow Agent upon receipt of the Pledged Property, shall keep, hold and preserve said Pledged Property in its possession until the payment in full and performance of all terms and conditions on behalf of the Debtor of the Note and related documents, or until the Debtor defaults in the payment of the Note or any term or condition of the Note or related documents.

      5. Return of Property on Performance. When the Note is paid in full and upon performance of all the terms and conditions of the Note and related documents, the Escrow Agent shall return the Pledged Property to the Debtor upon written demand accepted by both the Debtor and the Secured Party.

      6. Return of Property on Non-performance. If the Debtor defaults in the payment of the Note or on any terms or conditions of the Note or Loan Agreement or related documents, the Escrow Agent shall, upon written demand by the Secured Party, deliver the Pledged Property to the Secured Party to be dealt with by the Secured Party in manner and like as the Secured Party deems fit.

      7. Dividends on Property. Provided the Debtor is not in default of any payment on the Note or any terms or conditions of the Note or Loan Agreement or related documents, the Debtor shall have the right to receive all ordinary dividends, excepting any liquidating dividend, on the Pledged Property and shall have the right to vote the shares of stock at all meetings of the corporation, except that Debtor shall not vote the shares of stock for changing the present authorized and issued capital structure of the corporation or for any consolidation, merger, liquidation or dissolution of the corporation without the prior written consent of the Secured party. If Debtor is in default, the Secured Party shall have the right to receive all dividends on the Pledged Property and shall have the right to vote the shares of stock at all meetings of the corporation.

      8. Indemnification of Escrow Agent. The Debtor and the Secured Party do hereby release the Escrow Agent from and against any and all liability whatsoever arising out of this Pledge Agreement and agree to jointly and severally indemnify and hold harmless Escrow Agent against the same.

      9. Notices. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been property given if sent by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses hereinabove set forth, or at such other addresses as the parties may designate in writing.

      10. Modification And Waiver. No modification or waiver of any provision of this Pledge Agreement, and no consent by Secured Party to any breach thereof by Debtor, shall be effective unless such modification or waiver shall then be in writing and signed by Secured Party, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in writing. No course of dealing between Debtor and Secured Party in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder. .

      11. Applicable Law. This Pledge Agreement shall be construed in accordance with an shall be governed by the laws of the State of Nevada.

      12. Benefit. This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement on the date first above written.

                                    NET TELECOMMUNICATIONS, INC.


                                    By:/s/Michael Gorts
                                    -------------------------
                                    Michael Gorts
                                    President

                                    BENTLEY KING ASSOCIATES, INC.


                                    By:/s/Jon M. Levine
                                    --------------------------
                                    Jon M. Levine
                                    Executive Vice President


                                    ---------------------------
                                    Charles J. Spinelli
                                    Escrow Agent